Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Corporate Restructuring
Actions aimed to improve execution and streamline the cost structure

PORTLAND, Ore. - February 10, 2017 - Electro Scientific Industries, Inc. (Nasdaq: ESIO), an innovator in laser-based manufacturing solutions for the micro-machining industry, today announced a corporate reorganization that is designed to better position ESI for the future. The objective is to simplify the structure, improve execution, and increase consistency of earnings.

The company announced that it is reorganizing its management team from a business unit to a functional structure, relocating sales, service and operations leadership positions to Asia, closing its facilities in Montreal, Canada, and Napa, California, downsizing its Sunnyvale, California facility, and making other select reductions across the company. The actions are expected to be largely completed by the end of June 2017.

The financial impact of the actions is expected to reduce the company’s cost structure by $10 to $12 million on an annualized basis and lower its non-GAAP EBITDA breakeven point to approximately $35 million of quarterly revenue once the actions are fully implemented. The company expects pre-tax charges of $6.5 to $8.5 million, of which approximately $5 million is expected to be recorded in the fourth quarter of fiscal 2017.

“We are streamlining our organization and reengineering business processes to transform the way our company gets things done,” stated Michael Burger, CEO of ESI. “Our top corporate priorities are to drive adoption of our new products, improve execution and deliver more consistent earnings over time. The new organizational structure should allow us to lower our breakeven revenue level while being more efficient and effective in addressing the long-term needs of our customers within our targeted markets.”

As part of this restructuring the company has also created a success model, targeting an adjusted gross margin of 44% and adjusted EBITDA of 8% on an annual basis. The company expects to achieve these levels of performance over the next 8-10 quarters.

The company will hold a conference call today at 11:00 a.m. ET, hosted by CEO Michael Burger and CFO Paul Oldham. The call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 93151806. A live audio webcast can be accessed at www.esi.com.

About ESI, Inc.
ESI's integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI's laser-based manufacturing solutions feature the micro-machining industry's highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP, or adjusted, financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring, integration costs, inventory write-down and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

Forward-Looking Statements
This press release includes forward-looking statements about cost savings, restructuring charges, breakeven levels, our new model, financial returns, revenue growth, new products and the markets we serve. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that cost savings and efficiencies from the restructuring are lower than anticipated; the risk that restructuring charges are greater than anticipated and the timing of the charges is different than anticipated; the risk that factors beyond our cost structure negatively impact our expected breakeven point and our ability to achieve our new model; the risk that the restructuring negatively impacts our organization, new product development and relationships with customers; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry-which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the company’s ability to hire and retain key employees; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; foreign currency fluctuations.